As filed with the Securities and Exchange Commission on August 1, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DOLAN MEDIA COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of of incorporation or organization)	43-20045270 (IRS Employer Identification Number)
706 Second Avenue South, Suite 1200, Minneapolis, Minnesota 55402
(Address of Principal Executive Offices including Zip Code)
Dolan Media Company 2007 Incentive Compensation Plan
Dolan Media Company 2007 Employee Stock Purchase Plan
(Full title of plans)
James P. Dolan
Chairman, President and Chief Executive Officer
Dolan Media Company
706 Second Avenue South, Suite 1200
Minneapolis, Minnesota 55402
(Name, address and telephone number of agent for service)
Copy to:
Walter E. Weinberg
Adam R. Klein
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661
(312) 902-5200

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Proposed Maximum
Title of Each Class of	Amount To Be	Offering Price Per		Aggregate Offering		Amount Of
Securities To Be Registered	Registered(1)	Share		Price		Registration Fee
Common Stock, $0.001 par value	999,157 shares (2)	$12.95	(3)	$12,939,083	(3)	$396
Common Stock, $0.001 par value	193,829 shares(4)	$14.50	(5)	$2,810,521	(5)	$87
Common Stock, $0.001 par value	1,507,014 shares(6)	$14.50	(5)	$21,851,703	(5)	$671
Common Stock, $0.001 par value	900,000 shares (7)	$14.50	(5)	$13,050,000	(5)	$401
Total	3,600,000 shares	—		$50,651,307		$1,555

(1)	This registration statement also covers an indeterminate number of additional shares of common stock of Dolan Media Company (the “Company”) that may be issued pursuant to the Dolan Media Company 2007 Incentive Compensation Plan (the “2007 Plan”) and/or the Dolan Media Company 2007 Employee Stock Purchase Plan (the “ESP Plan”) by reason of stock splits, stock dividends, recapitalizations or similar transactions pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Represents the number of shares of the Company’s common stock issuable pursuant to the exercise of stock options that have been granted prior to, or will be granted on, the date hereof under the 2007 Plan.

(3)	Computed in accordance with Rule 457(h) of the Securities Act based upon the weighted average exercise price per share for stock options that have been granted prior to, or will be granted on, the date hereof under the 2007 Plan.

(4)	Represents the number of shares of the Company’s common stock that will be granted pursuant to restricted stock awards that will be granted on the date hereof under the 2007 Plan.

(5)	Estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee based on the mid-point of the range of the estimated initial public offering prices set forth on the cover page of the preliminary prospectus contained in the Company’s registration statement on Form S-1, as amended (File No. 333-142372), filed with the Securities and Exchange Commission.

(6)	Represents the aggregate number of shares of the Company’s common stock that may be issued in connection with stock-based awards that may hereafter be granted under the 2007 Plan.

(7)	Represents shares of Common Stock reserved for issuance under the ESP Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in Dolan Media Company 2007 Incentive Compensation Plan (the “2007 Plan”) and the Dolan Media Company Employee Stock Purchase Plan (the “Employee Stock Purchase Plan,” and collectively with the 2007 Plan, the “Plans”) pursuant to Rule 428(b)(1) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed by Dolan Media Company (the “Company”) with the SEC under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into the Registration Statement:

1.	the Company’s prospectus expected to be filed on August 2, 2007 pursuant to Rule 424(b)(4) under the Securities Act relating to the Company’s Registration Statement on Form S-1, as amended (File No. 333-142372), containing audited financial statements for the Company’s fiscal year ended December 31, 2006 ; and

2.	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on July 17, 2007 pursuant to Section 12(b) of the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.
     In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers
     Our amended and restated certificate of incorporation that will be in effect prior to consummation of our initial public offering contains provisions that eliminate the personal liability of our directors to us or our stockholders for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law, which does not allow us to eliminate liability:
•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payments of dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.
     These provisions do not affect a director’s responsibilities under any other laws, including the federal securities laws or state or federal environmental laws.
     Our amended and restated certificate of incorporation also contains provisions that require us to indemnify all directors (and allow us to so indemnify officers, employees and agents), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reason to believe such person’s conduct was unlawful, to the fullest extent permitted by the provisions of the Delaware General Corporation Law, as now or hereafter in effect. However, we are not obligated to indemnify any such person:

•	in general, with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense; or

•	for any amounts paid in settlement, without our prior written consent, of an action in respect of which we would otherwise indemnify such person.
     We have entered into, or will enter into, indemnification agreements with each of our directors and executive officers providing for the indemnification described above. We believe that these limitations on liability are essential to attracting and retaining qualified persons as directors and executive officers. We have directors’ and officers’ liability insurance.
     The Underwriting Agreement dated August 1, 2007, by and among the Company, the selling stockholders named therein, and Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of themselves and as representatives of the several underwriters, and relating to the Company’s initial public offering provides for indemnification by the underwriters of the Company, its directors and officers and each person who controls the Company within the meaning of Section 15 of the Securities Act against certain liabilities, including liabilities under the Securities Act.
     The Amended and Restated Registration Rights Agreement dated September 1, 2004, by and among the Company and the stockholders listed on the signature pages thereto provides for cross-indemnification by the Company and the stockholders in connection with registration of the Company’s common stock on behalf of such stockholders.
Item 7. Exemption from Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

4.1	Specimen stock certificate representing the Company’s common stock. Incorporated by reference to Exhibit 4 to the Company’s Amendment No. 4 to Registration Statement on Form S-1 as filed on July 16, 2007 (Registration No. 33-142372).

4.2	Form of Amended and Restated Certificate of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-142372).

4.3	Form of Amended and Restated Bylaws of the Company. Incorporated by reference to Exhibit 3.2 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-33-142372).

4.4	Dolan Media Company, Inc. 2007 Incentive Compensation Plan. Incorporated by reference to Exhibit 10.5 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-33-142372).

4.5	Dolan Media Company 2007 Employee Stock Purchase Plan. Incorporated by reference to Exhibit 10.18 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-142372).

4.6	Form of Incentive Stock Option Agreement under the Dolan Media Company 2007 Incentive Compensation Plan. Incorporated by reference to Exhibit 10.8 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-142372).

4.10	Form of Non-Qualified Stock Option Agreement under the Dolan Media Company 2007 Incentive Compensation Plan. Incorporated by reference to Exhibit 10.6 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-142372).

4.14	Form of Restricted Stock Agreement under the Dolan Media Company 2007 Incentive Compensation Plan. Incorporated by reference to Exhibit 10.7 to the Company’s Amendment No. 3 to Registration Statement on Form S-1 as filed on July 11, 2007 (Registration No. 33-142372).

5*	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1*	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Judelson, Giordano & Siegel, P.C.

23.3*	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5 hereto).

24.1*	Power of Attorney (included on the signature page of this registration statement)

*	Included in this filing
Item 9. Undertakings
     1. The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     2. The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 1, 2007.

DOLAN MEDIA COMPANY
By:	/s/ James P. Dolan
	Name:	James P. Dolan
	Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints James P. Dolan, Scott J. Pollei and Vicki Duncomb, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below and on August 1, 2007.

Signature	Title

/s/ James P. Dolan James P. Dolan	Chairman of the Board, President, Chief Executive Officer and Director (principal financial officer)

/s/ Scott J. Pollei Scott J. Pollei	Executive Vice President and Chief Financial Officer

/s/ Vicki Duncomb Vicki Duncomb	Vice President, Finance and Secretary (principal accounting officer)

/s/ John C. Bergstrom John C. Bergstrom	Director

/s/ Cornelius J. Brakel Cornelius J. Brakel	Director

/s/ Edward Carroll Edward Carroll	Director

/s/ Anton J. Christianson Anton J. Christianson	Director

Signature	Title

/s/ Peni Garber Peni Garber	Director

/s/ Jacques Massicotte Jacques Massicotte	Director

/s/ George Rossi George Rossi	Director

/s/ David Michael Winton David Michael Winton	Director

INDEX TO EXHIBITS

Exhibits	Description

5	Opinion of Katten Muchin Rosenman LLP (including consent).

23.1	Consent of McGladrey & Pullen, LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Judelson, Giordano & Siegel, P.C.

23.3	Consent of Katten Muchin Rosenman LLP (contained in its opinion filed as Exhibit 5 hereto).

24.1	Power of Attorney (included on the signature page of this registration statement)